                                                ------------------------------
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                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant /  /

Check the appropriate box:

/ /   Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Section 240.14a-12


                         KENNETH COLE PRODUCTIONS, INC.
                -------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
      (5)  Total fee paid:

/ /   Fee paid previously with preliminary materials.

/ /   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:

                                  KENNETH COLE
                                    New York



Kenneth Cole Productions, Inc.
603 West 50th Street
New York, NY  10019


                                             April 22, 2004

To our Shareholders:

On behalf of the Board of Directors and management of Kenneth Cole Productions, Inc., I cordially invite you to the Annual Meeting of Shareholders to be held on Thursday, May 27, 2004 at 10:00 A.M. at the Company's administrative offices, 2 Emerson Lane, Secaucus, NJ 07094.

At the Annual Meeting, shareholders will be asked to elect six directors, approve the Company's 2004 Stock Incentive Plan, approve the Company's 2004 Bonus Plan and approve the selection of the Company's independent auditors. These matters are fully described in the accompanying notice of Annual Meeting and proxy statement.

It is important that your shares be represented whether or not you are able to be present at the Annual Meeting. I am gratified by our shareholders' continued interest in Kenneth Cole Productions, Inc. and urge you to complete, sign and date the enclosed proxy card and return it promptly.



                                             Sincerely,



                                             Kenneth D. Cole
                                             Chairman of the Board of Directors,
                                             and Chief Executive Officer

                         KENNETH COLE PRODUCTIONS, INC.
                              603 West 50th Street
                               New York, NY 10019

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 27, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Kenneth Cole Productions, Inc. (the "Company"), a New York corporation, will be held on Thursday, May 27, 2004 at 10:00 A.M. at the Company's principal administrative offices, 2 Emerson Lane, Secaucus, NJ 07094 for the following purposes, or as more fully described in the Proxy Statement accompanying this Notice:

1.   To elect six directors to serve for a term of one year;

2.   To approve the Kenneth Cole Productions, Inc. 2004 Stock Incentive Plan;

3.   To approve the Kenneth Cole Productions, Inc. 2004 Bonus Plan;

4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2004 fiscal year; and

5. To transact such other business as may properly be brought before the Annual Meeting or any adjournment, postponement or rescheduling thereof in connection with the foregoing or otherwise.

Shareholders of record at the close of business on April 8, 2004 are entitled to notice of and to vote at the meeting and any adjournment thereafter. It is important that your shares be represented at the meeting.

To assure your representation at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy card, which is solicited by the Company's Board of Directors, and to mail it promptly in the envelope provided. Any shareholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy card.

We encourage you to read the attached Proxy Statement carefully. In addition, you may obtain information about Kenneth Cole Productions, Inc. from the Annual Report to Shareholders for the year ended December 31, 2003 included with this notice and from documents that we have filed with the Securities and Exchange Commission.


                                         By Order of the Board of Directors,


New York, New York                       Stanley A. Mayer
April 22, 2004                           SECRETARY


--------------------------------------------------------------------------------
                                    IMPORTANT
A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                         KENNETH COLE PRODUCTIONS, INC.
                              603 West 50th Street
                               New York, NY 10019

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                                  May 27, 2004

     This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors of Kenneth Cole Productions, Inc., a New York corporation ("KCP" or the "Company"), of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held at the Company's principal administrative offices, located at 2 Emerson Lane, Secaucus, NJ 07094, on Thursday, May 27, 2004 at 10:00 A.M. and at any adjournment, postponement or rescheduling thereof. The approximate date on which this Proxy Statement, the foregoing notice and the enclosed proxy card were first mailed or given to shareholders was April 22, 2004.


                      GENERAL INFORMATION ABOUT THE MEETING

WHO MAY VOTE

     Each shareholder of record at the close of business on April 8, 2004 will be entitled to vote.

     On April 8, 2004, the Company had outstanding 11,789,828 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock") and 8,145,497 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"). All of the issued and outstanding shares of Class B Common Stock are owned directly or indirectly by Kenneth D. Cole, Chairman of the Board and Chief Executive Officer of the Company.

     Except as otherwise provided in the Company's Restated Certificate of Incorporation or Bylaws, the holders of the Class A Common Stock and the Class B Common Stock vote together as a single class on all matters to be voted upon at the Annual Meeting and any adjournment, postponement or rescheduling thereof, with each record holder of Class A Common Stock entitled to one vote per share of Class A Common Stock, and each record holder of Class B Common Stock entitled to ten votes per share of Class B Common Stock. The Company's Restated Certificate of Incorporation provides that the holders of the Class A Common Stock vote separately as a class to elect 25% (not less than two directors) of the Company's Board of Directors.

VOTING YOUR PROXY

     Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. For shares held through a broker, bank or other nominee, follow the instructions on the voting instruction card included with your voting materials. If you provide specific voting instructions, your shares will be voted as you have instructed. If you hold shares in your name and sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors. See "Counting the votes" and "Vote required" below for further information.

VOTES NEEDED TO HOLD THE MEETING

     In accordance with New York law and the Company's By-laws, the Annual Meeting will be held if a majority of Kenneth Cole Productions, Inc.'s outstanding shares entitled to vote is present or represented by proxy at the meeting. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the Annual Meeting (an "abstention"), if you:

     -are present and vote in person at the Annual Meeting; or -have properly submitted a proxy card.

     In addition, shares which are present or represented by proxy at the Annual Meeting will be counted for purposes of determining if there is a quorum regardless of whether a broker with authority fails to exercise its authority to vote on some or all of the proposals at the Annual Meeting (a "broker non-vote").

COUNTING THE VOTES

     In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the approval of the Company's 2004 Stock Incentive Plan, approval of the Company's 2004 Bonus Plan and for ratification of Ernst & Young LLP as the Company's independent auditors, you may vote "FOR", "AGAINST" or "ABSTAIN". Abstentions and broker non-votes will not be included in the tabulation of the votes cast on any of the proposals at the Annual Meeting.

VOTE REQUIRED

     In the election of Directors, the affirmative vote of a plurality of the shares voting, in person or by proxy, at the Annual Meeting is required to elect each nominee director. All other proposals require the affirmative vote of a majority of the shares voting, in person or by proxy, at the Annual Meeting.

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

     There are four proposals that will be presented for your consideration at the meeting:

     o    Election of the Board of Directors
     o    To approve the Kenneth Cole Productions, Inc. 2004 Stock Incentive
          Plan
     o    To approve the Kenneth Cole Productions, Inc. 2004 Bonus Plan
     o Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors

OUR VOTING RECOMMENDATIONS

     Our Board of Directors recommends that you vote:
     o    "FOR" each of management's nominees to the Board of Directors
     o "FOR" the approval of the Kenneth Cole Productions, Inc. 2004 Stock Incentive Plan
     o    "FOR" the approval of the Kenneth Cole Productions, Inc. 2004 Bonus
          Plan
     o "FOR" ratification of the appointment of Ernst & Young LLP as the Company's independent auditors

COST OF THIS PROXY SOLICITATION

     We have hired Georgeson Shareholder to assist in the distribution of proxy materials to brokers, bank nominees and other institutions for a fee not to exceed $2000, plus reasonable out-of-pocket expenses. We may also reimburse brokerage firms and other persons representing beneficial owners, such as banks and trustees, of shares for their reasonable expenses in forwarding the voting materials to their customers who are beneficial owners of shares of Class A Common Stock and obtaining their voting instructions.


ATTENDING THE ANNUAL MEETING

     You may vote shares held directly in your name in person at the Annual Meeting. If you choose to attend the Annual Meeting, please bring the enclosed proxy card or proof of identification for entrance to the Annual Meeting. If you want to vote shares that you hold in street name at the Annual Meeting, you must request a legal proxy from your broker, bank or other nominee that holds your shares.

CHANGING YOUR VOTE

     You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may do this by signing a new proxy card with a later date or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy; you must specifically revoke your proxy. See "Voting your proxy" above for further instructions.

VOTING RESULTS

     The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2004.

DELIVERY OF VOTING MATERIALS

     To reduce the expenses of delivering duplicate voting materials to our shareholders who may have more than one Kenneth Cole Productions, Inc. stock account, we are taking advantage of new rules that permit us to deliver only one set of voting materials, meaning the proxy statement, proxy card and the 2003 annual report to shareholders, to shareholders who share an address unless otherwise requested.

HOW TO OBTAIN A SEPARATE SET OF VOTING MATERIALS

     If you share an address with another shareholder and have received only one set of voting materials, you may write, e-mail or call us using the contact information set forth below to request a separate copy of these materials at no cost to you. We undertake to deliver promptly to you, upon your request, a separate copy of these materials. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by e-mailing us at investrelations@kennethcole.com or writing us at Kenneth Cole Productions, Inc., 2 Emerson Lane, Secaucus, NJ 07094, Attn: Investor Relations or calling us at
(201) 864-8080 extension 28451.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 8, 2004 with respect to the beneficial ownership of the Class A Common Stock and Class B Common Stock, by (i) each beneficial holder of more than five percent of any class of the Company's voting securities, (ii) each director and nominee for director of the Company who owns shares of any class of the Company's voting securities, (iii) the Company's Chief Executive Officer, and each of the Company's four most highly compensated executive officers, other than the Chief Executive Officer and (iv) all directors and executive officers of the

Company, as a group. Except as otherwise indicated, each person listed has sole voting power with respect to the shares beneficially owned by such person.


                                                   Class A Common Stock              Class B Common Stock
                                                   --------------------              --------------------
        Name of Beneficial Owner              Number of Shares     Percent      Number of Shares     Percent
        ------------------------              ----------------     -------      ----------------     -------

Kenneth D. Cole (1)                              8,994,497 (2)      45.1%          8,145,497 (2)     100.0%(2)
Paul Blum (1)                                      371,773 (3)       3.2%
Stanley A. Mayer (1)                               139,000 (4)       1.2%
Denis F. Kelly                                     101,716 (5)          *
Robert C. Grayson                                   58,125 (6)          *
Susan Q. Hudson (1)                                 49,750 (7)          *
Harry Kubetz (1)                                    55,500 (8)          *
Philip B. Miller                                    20,500 (9)          *
Liz Claiborne, Inc.                              1,500,000 (10)     12.7%
FMR Corp.                                        1,551,390 (11)     13.2%
Baron Capital Group, Inc.                          600,000 (12)      5.1%
Mazama Capital Management, Inc.                  1,002,740 (13)      8.5%
All directors and executive officers as a
group (8 persons)                                9,790,861          49.1%          8,145,497         100.0%

---------
* Less than 1.0%

(1) The beneficial owner's address is c/o Kenneth Cole Productions, Inc., 603 West 50th Street, New York, NY 10019.
(2) Includes (a) 7,837,997 shares which Mr. Cole has the right to acquire within 60 days upon the conversion of 7,837,997 shares of Class B Common Stock, (b) 120,000 shares of Class B Common Stock held by the Kenneth Cole Foundation of which Mr. Cole is a co-trustee with his wife, (c) 187,500 shares of Class B Common Stock held by KMC Partners of which Mr. Cole is the living partner with 95% ownership, (d) 150,000 shares of Class A Common Stock held by the Kenneth Cole 1994 Charitable Remainder Trust, of which Mr. Cole is the sole trustee, (e) 29,000 shares of Class A Common Stock held by the Kenneth Cole Foundation (f) 45,000 shares of Class A Common Stock held by Mr. Cole and (g) 625,000 shares which Mr. Cole has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan.
(3) Includes 180,000 shares which Mr. Blum has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan.
(4) Includes 139,000 shares which Mr. Mayer has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan.
(5) Includes 85,000 shares which Mr. Kelly has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan. Mr. Kelly's address is c/o Scura, Rise & Partners LLC, 1211 Avenue of the Americas, 27th Floor, New York, NY 10036.
(6) Includes 43,125 shares which Mr. Grayson has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan. Mr. Grayson's address is c/o Berglass Grayson, 399 Park Avenue, 39th Floor, New York, NY 10022.
(7) Includes 49,750 shares which Ms. Hudson has the right to acquire within 60 days upon the exercise of options granted to her under the Company's 1994 Stock Option Plan.
(8) Includes 55,500 shares which Mr. Kubetz has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan.
(9) Includes 17,500 shares which Mr. Miller has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan. Mr. Miller's address is c/o Philip B. Miller Associates, 590 Madison Avenue, 27 Floor, New York, NY 10022.
(10) The address of Liz Claiborne, Inc. is 1441 Broadway, New York, NY 10018
(11) As reported on 13G as filed with the Securities and Exchange Commission on February 17, 2004. The address of FMR Corp. is 82 Devonshire St., Boston, MA 02109.

(12) As reported on Schedule 13G as filed with the Securities and Exchange Commission on February 13, 2004. The address of Baron Capital Group, Inc is 767 Fifth Avenue, New York, NY 10153.
(13) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 11, 2004. The address of Mazama Capital Management, Inc. is One S.W. Columbia, Suite 1500, Portland, Oregon 97258.


                       PROPOSAL ONE: ELECTION OF DIRECTORS

     Six directors are to be elected at the Annual Meeting to serve for a term of one year and until their respective successors have been elected and shall qualify. Each proxy received will be voted FOR the election of the nominees named below unless otherwise specified in the proxy. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote in their discretion for a nominee, if any, that may be recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

NOMINEES FOR DIRECTOR

     The Board of Directors has nominated six directors to be elected to the Board of Directors at the Annual Meeting: Kenneth D. Cole, Paul Blum, Stanley A. Mayer, Robert C. Grayson, Denis F. Kelly and Philip B. Miller.

     Denis F. Kelly and Robert Grayson are the nominees for director for election by the holders of the Class A Common Stock. The other nominees for director will be elected by the vote of the holders of the Class A Common Stock and the holders of the Class B Common Stock voting together as a single class. All nominees are currently directors. Each nominee has agreed to be named in this Proxy Statement and to serve as a director if elected.

 Certain information concerning the nominees is set forth below:

                                                                                         Year Became
Name                       Age      Principal Occupation                                 a Director
----                       ---      --------------------                                 ----------
Kenneth D. Cole........    50       Chairman of the Board and Chief Executive Officer    1982
Paul Blum..............    44       President                                            1994
Stanley A. Mayer.......    56       Executive Vice President, Chief Financial Officer,   1994
                                       Treasurer and Secretary
Robert C. Grayson......    59       President, Robert C. Grayson & Associates, Inc.      1996
                                       and Vice Chairman, Berglass-Grayson
Denis F. Kelly.........    54       Managing Partner, Scura, Rise & Partners, Inc.       1994
Philip B. Miller.......    65       Principal, Philip B. Miller Associates               2000

     KENNETH D. COLE has served as the Company's President and Chief Executive Officer since its inception in 1982. From 1976 through 1982, Mr. Cole was a senior executive of El Greco, Inc., a shoe manufacturing and design company. Mr. Cole is on the Boards of Directors of the American Foundation for AIDS Research, H.E.L.P., a New York agency that provides temporary housing for the homeless, CFDA (Council of Fashion Designers of America), Sundance Film Festival, and Emory University. In addition, Mr. Cole is a Director and President of each of the wholly owned subsidiaries of the Company.

     PAUL BLUM has served as President of the Company since February 2002. He had served as Chief Operating Officer of the Company since February 1998. He also has served as Executive Vice President of the Company since May 1996 and as Senior Vice President from August 1992 until May 1996. Mr. Blum joined the Company in 1990. From 1982 until 1990, Mr. Blum served as Vice President and was a principal shareholder of The Blum Co., a fashion accessory firm, certain assets of which were purchased in 1990 by the Company.

     STANLEY A. MAYER has served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company since March 1988. From 1986 until joining the Company, Mr. Mayer held the position of Vice President-Finance and Administration of Swatch Watch USA, Inc. Mr. Mayer was the Controller of the Ralph Lauren and Karl Lagerfeld womenswear divisions of Bidermann Industries, USA, Inc. from 1979 until 1986. In addition, Mr. Mayer is the Vice President of each of the wholly owned subsidiaries of the Company.

     ROBERT C. GRAYSON, is President of Robert C. Grayson & Associates, Inc. and Partner of Berglass-Grayson, each consulting firms. From 1992 to 1996, Mr. Grayson served initially as an outside consultant to Tommy Hilfiger Corp., a wholesaler and retailer of men's sportswear and boyswear, and later accepted titles of Chairman of Tommy Hilfiger Retail, Inc. and Vice Chairman of Tommy Hilfiger Corp. From 1970 to 1992, Mr. Grayson served in various capacities for Limited Inc., including President and CEO of Lerner New York from 1985 to 1992, and President and CEO of Limited Stores from 1983 to 1985. Mr. Grayson serves on the Boards of Directors of Ann Taylor Stores Corp. and Frisby Technologies, Inc.

     DENIS F. KELLY is a Managing Partner of Scura, Rise & Partners, LLC. From July 1993 to December 2000, Mr. Kelly was the head of the Mergers and Acquisitions Department at Prudential Securities Incorporated. From 1991 until 1993, Mr. Kelly was President of Denbrook Capital Corp., a merchant banking firm. Mr. Kelly was at Merrill Lynch from 1980 to 1991, where he served as Managing Director, Mergers & Acquisitions from 1984 to 1986, and then as a Managing Director, Merchant Banking, from 1986 to 1991. Mr. Kelly serves on the Board of Directors of MSC Industrial Direct, Inc.

     PHILIP B. MILLER is the principal of Philip B. Miller Associates, a consulting firm. Mr. Miller served as Chairman and Chief Executive Officer at Saks Fifth Avenue from 1993 to January 2000 and continued as Chairman until July 2001. Mr. Miller was formerly Chairman and Chief Executive Officer at Marshall Fields, joining that company in 1983 from Neiman Marcus, where he had been President since 1977. Prior to that he served as Vice Chairman at Lord & Taylor and as Vice President and Merchandise Manager at Bloomingdales. Mr. Miller serves on the Board of Directors at Puig USA, St. John and Tri-Artisan Partners. In addition Mr. Miller also serves on the Board of Directors of the New York Botanical Gardens.

     There are no family relationships among any directors or executive officers of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

NAMED EXECUTIVE OFFICERS

     Kenneth D. Cole, Stanley A. Mayer, Paul Blum, Susan Q. Hudson and Harry Kubetz are the named executive officers of the Company. Susan Hudson has entered into an employment agreement with the Company as described herein under the caption "Executive Compensation - Employment Contracts".

     Certain information regarding the named executive officers of the Company, other than Mr. Kubetz and Ms. Hudson, is set forth above.

     HARRY M. KUBETZ, age 51, has served as Senior Vice President of Operations since joining the Company in April 1996. Prior to joining the Company, Mr. Kubetz was President of "No Fear" Footwear, Inc. from 1994 until 1996. From 1992 until 1994 Mr. Kubetz was Executive Vice President of Asco General Supplies, a Hong Kong company.

     SUSAN Q. HUDSON, age 44, has served as Senior Vice President - Wholesale since February 1998. Ms. Hudson had served as Divisional President - Men's Footwear since 1996 and as Vice President in charge of men's footwear since 1990. Prior to joining the Company, Ms. Hudson was at LA Gear, where she served as Regional Sales Manager.

     JARYN BLOOM, served as Senior Vice President of Consumer Direct until April 9, 2003. She is no longer employed by the Company.

BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Board of Directors (the "Board") met five times in 2004. All of the incumbent directors attended all of the meetings of the Board and committees of the Board on which they served.

     The standing committees of the Board include the Audit Committee and Compensation Committee. Because more than 50% of the voting power of the Company is controlled by Mr. Cole, the Company has elected to be treated as a "controlled company" under the New York Stock Exchange ("NYSE") listing standards. Accordingly, the Company is exempt from the provisions of the NYSE listing standards requiring: (i) a board consisting of a majority of directors who have been determined to be "independent" under the criteria set forth in the NYSE listing standards; (ii) a nominating committee composed entirely of such independent directors; and (iii) a compensation committee composed entirely of such independent directors. However, notwithstanding this exemption, the Company has a Compensation Committee composed entirely of independent directors.

     As required by applicable NYSE listing standards, the Board has adopted charters for the Audit and Compensation Committees. As of May 27, 2004, these charters will be available on the Company's website at WWW.KENNETHCOLE.COM.

     AUDIT COMMITTEE. The Audit Committee, currently composed of Mr. Kelly (Chairman,) Mr. Miller and Mr. Grayson met five times during 2003. In addition, the Chairman of the Audit Committee participated in additional conference calls to review earnings press releases and the Company's filings on Form 10-Q with members of management and other parties during 2003. The Audit Committee assists the Board in fulfilling its oversight responsibilities to shareholders, the investment community and others for monitoring (1) the quality and integrity of the financial statements of the; (2) the Corporation's compliance with ethical policies contained in the Corporation's Code of Conduct, and legal and regulatory requirements; (3) the independence, qualification and performance of the independent auditors; and (4) the performance of the internal auditors. The Audit Committee also selects, subject to shareholder approval, and engages the independent auditors to audit the books, records and accounts of the Corporation, reviews the scope of the audits, and establishes policy in connection with internal audit programs of the Corporation. The Committee also pre-approves all audit and non-audit services provided by the independent auditors. See "Audit Committee Report" below for further information. Each Audit Committee member is an independent director and satisfies the financial literacy requirements of the NYSE. The Board has determined that Mr. Kelly satisfies the requirements for an "audit committee financial expert" under the rules and regulations of the Securities and Exchange Commission and that he is independent, as defined in the NYSE listing standards.

     COMPENSATION COMMITTEE. The Compensation Committee consists of three non-employee directors: Mr. Grayson (Chairman), Mr. Kelly and Mr. Miller. Information regarding the function and responsibilities of the Compensation Committee is included in this Proxy Statement under the caption "Compensation Committee Report on Executive Compensation." During 2003, the Compensation Committee met two times.

CORPORATE GOVERNANCE

     The Company's independent members of the Board help ensure proper corporate governance and strong internal controls. The Company is in compliance with all corporate governance requirements of the NYSE, Securities and Exchange Commission and Sarbanes-Oxley Act of 2002.

DIRECTOR NOMINATION PROCESS


     The Board determines the nominees for director in accordance with the NYSE listing standards. The Board believes that nominees should be persons of integrity and honesty, be able to exercise sound, mature and independent business judgment in the best interests of the shareholders as a whole, be recognized leaders in business or professional activity, have background and experience that will complement those of other board members, be able to actively participate in Board and Committee meetings and related activities, be able to work professionally and effectively with other Board members and KCP management, be available to remain on the Board long enough to make an effective contribution, and have no material relationship with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues. In identifying and recommending director nominees, the Board may take into account such factors as it determines appropriate, including any recommendations made by the shareholders of the Company. The Board will evaluate candidates recommended by shareholders in the same manner as candidates identified by the Board. A shareholder wishing to nominate a candidate should do so in accordance with the guidelines set forth under "Shareholder Proposals for the 2005 Annual Meeting."


SHAREHOLDER COMMUNICATIONS TO DIRECTORS

     The Board of Directors has established a process by which interested shareholders may communicate with the presiding director or any member of the Company's Board of Directors. As of May 27, 2004, that process will be available on the Company's website at www.kennethcole.com.

DIRECTOR ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

     It has been the longstanding practice of the Company for all directors to attend the Annual Meeting of Shareholders. All directors who were elected to the Board at the last Annual Meeting were in attendance at the 2003 Annual Meeting of Shareholders.

DIRECTOR PRESIDING AT EXECUTIVE SESSIONS

     The Board of Directors schedules executive sessions without any management members present in conjunction with each regularly scheduled Board meeting. Mr. Denis Kelly, Chairman of the Audit Committee, presides at these executive sessions of non-management directors.

OTHER CORPORATE GOVERNANCE POLICIES

     CORPORATE GOVERNANCE POLICIES. The Board adopted Corporate Governance Policies in 2003 to comply with the NYSE listing standards. These policies guide the Company and the Board on matters of corporate governance, including director responsibilities, Board committees and their charters, director independence, director qualifications, director compensation and evaluations, director access to management, Board access to outside financial, business and legal advisors, and management development. As of May 27, 2004, these policies will be available on the Company's website at WWW.KENNETHCOLE.COM. Shareholders may also contact Investor Relations, 2 Emerson Lane, Secaucus, NJ 07094 or call (201) 864-8080 extension 28451 to obtain a copy of the policies without charge.

     COMMITTEE AUTHORITY TO RETAIN INDEPENDENT ADVISORS. Each of the Audit and Compensation Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by the Company.

     CODE OF CONDUCT. The Company has a Code of Conduct (the "Code") that applies to all the Company's directors, executive officers and employees, including the chief executive officer, chief financial officer, the principal accounting officer and the controller. As of May 27, 2004, the Code will be available on the Company's website at WWW.KENNETHCOLE.COM. Shareholders may also contact Investor Relations, 2 Emerson Lane, Secaucus, NJ 07094 or call (201) 864-8080 extension 28451 to obtain a copy of the Code without charge.


     WHISTLEBLOWER PROCEDURES. The Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. As of May 27, 2004 these procedures will be available on the Company's website at WWW.KENNETHCOLE.COM.

     NO EXECUTIVE LOANS. The Company does not extend loans to executive officers or directors and has no such loans outstanding.


                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors.

     In this context, the Committee has met and held discussions with management and the independent auditors (including private sessions with the internal auditors and the independent auditors.) Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

     The Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties.) In addition, the independent auditors provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee and the independent auditors have discussed the auditors' independence from the Company and its management, including the matters in those written disclosures. Additionally, the Committee considered the non-audit services provided by the independent auditors and the fees and costs billed and expected to be billed by the independent auditors for those services (as shown on page 23 of this proxy statement.) All of the non-audit services provided by the independent auditors during 2003, and the fees and costs incurred in connection with those services, have been pre-approved by the Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Committee. When approving the retention of the independent auditors for these non-audit services, the Committee has considered whether the retention of the independent auditors to provide these non-audit services is compatible with maintaining auditor independence.

     In reliance on the reviews and discussions with management and the independent auditors referred to above, the Committee believes that the non-audit services provided by the independent auditors are compatible with, and did not impair, auditor independence.

     The Committee also has discussed with the Company's internal and independent auditors, with and without management present, their evaluations of the Company's internal accounting controls and the overall quality of the Company's financial reporting.

     In further reliance on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board of Directors on February 25, 2004, and the Board has approved, the inclusion of the audited financial statements in the Company's Annual Report of Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, and the Board has approved, Subject to shareholder ratification, the selection of the Company's independent auditors.


                                              AUDIT COMMITTEE
                                              Denis F. Kelly, (Chairman)
                                              Robert C. Grayson
                                              Philip B. Miller

     The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

DIRECTOR COMPENSATION

     Directors who are also employees of the Company are not paid any fees or other remuneration, as such, for service on the Board or any of its Committees.

     During 2003, each non-employee director received a retainer of $6,250 per quarter. In addition, non-employee directors receive $1,000 (Chairman $1,500) for each regularly scheduled quarterly Board meeting, Audit Committee meeting and Compensation Committee meeting they attend. The Company's 1994 Stock Option Plan has provided that non-employee directors each receive (i) a grant of an option to purchase 5,000 shares of Class A Common Stock upon agreeing to serve as a director, pro rated based upon the number of months remaining until the next annual meeting of shareholders and (ii) an annual grant of an option to purchase 5,000 shares of Class A Common Stock to be made at the first meeting of the Company's Board following each annual meeting of shareholders. The 1994 Stock Option Plan will expire on April 29, 2004. The Company has proposed to replace the 1994 Stock Option Plan with the 2004 Stock Incentive Plan, which, if approved by the Company's shareholders, will provide for the same level of option grants to non-employee directors. All options granted to non-employee directors have a per share exercise price equal to 100% of the fair market value of one share of Class A Common Stock on the date of grant. The options granted to the non-employee directors expire ten years from the date of grant and vest in 50% increments on the first and second anniversaries of the date of grant. In addition, non-employee directors are reimbursed by the Company for all travel expenses related to meetings.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Act") and on written representations from its executive officers, directors and persons who beneficially own more than 10% of the Class A Common Stock, the Company believes that all filing requirements of Section 16(a) of the Act were complied with during the year ended December 31, 2003.


                  CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

     During 2003, the Company made payments of approximately $199,000 to a company in connection with the hire and use of an aircraft owned by Kenneth D. Cole. All transactions were made on similar terms and conditions that could have been obtained with unrelated third parties.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the aggregate compensation awarded to, earned by or paid to the Company's Chief Executive Officer and to each of the Company's four most highly compensated executive officers, other than the Chief Executive Officer, (together, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 2003, 2002 and 2001.


                                                                            Long-Term Compensation
                                                                                     Awards
                                Annual Compensation                        ---------------------------
                        ---------------------------------                  Securities
Name and                                                                   Underlying      All Other
Principal Position      Year      Salary        Bonus                      Options         Compensation (1)
------------------      ----      ------        -----                      -----------     ----------------
Kenneth D. Cole         2003     $1,000,000    $1,000,000                    250,000       $100,000(3)
  Chairman and          2002      1,000,000     2,200,000                          -
  Chief Executive       2001      1,000,000       150,000                    300,000

Paul Blum               2003        700,000       350,000                     65,000        144,300
  President             2002        600,000       756,000                          -        142,550
                        2001        600,000        45,000                     60,000        139.950

Stanley A. Mayer        2003        340,000       125,000                     25,000         86,900
  Executive Vice        2002        325,000       270,000                          -         87,550
  President & CFO       2001        325,000        15,000                     35,000         82,550

Susan Q. Hudson         2003        375,000        80,000                     20,000         98,900
  Senior Vice           2002        345,000       240,000                          -         97,550
  President             2001        345,000        12,000                     25,000         82,550

Harry Kubetz            2003        285,000        71,250                     10,000         76,900
  Senior Vice           2002        270,000       175,000                      5,000         76,900
  President             2001        270,000        10,000                     15,000         72,550

Jaryn Bloom (2)         2003         96,000             -                     10,000        600,660
  Senior Vice           2002        325,000       185,000                          -         94,750
  President             2001        325,000        12,000                     25,000         89,750





---------------
(1) Amounts represent the Company's contribution during 2003 to the defined contribution supplemental executive retirement plan ("SERP"), the Company's matching contribution to the 401(k) plan and car allowances. Benefits earned under the SERP begin vesting after 3 years, become 75% vested after 10 years and fully vested upon the participant retiring at age 60 or later. Payments made for the SERP, the matching contribution to the 401(k) and car allowances during 2003 were as follows: a) Paul Blum $128,000, $1,990 and $14,400; b) Stanley A. Mayer $85,000, $1,990 and $0; c) Susan Hudson $85,000, $1,990 and $12,000; and d) Harry Kubetz $75,000, $1,990 and $0;
     and e) Jaryn Bloom $0, $1,900, $1,260 and $597,500 in severance.
(2)  As of April 9, 2003, Ms. Bloom was no longer employed by the Company.
(3)  Payment made for life insurance policy for Kenneth D. Cole.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options to purchase Class A Common Stock ("Options") granted during 2003 to the Named Executive Officers :


                           Individual    Grants (1)                                       Potential Realizable
------------------------------------------------------------------------------------      Value at Assumed Annual
                           Number of     Percent of                                       Rates of Stock Price
                           Securities    Total Options                                    Aprreciation for
                           Underlying    Granted to         Exercise                      Option Term (2)
                           Options       Employees          Price        Expiration       --------------------
Name                       Granted       in Fiscal Year     ($/Share)    Date                 5%          10%
----                       -------       ----------------   ---------    ----------           --          ---

Kenneth D. Cole            150,000            22.8%         $23.85       02/05/2013       $2,249,871   $5,701,614
                           100,000            15.2%         $22.75       02/27/2013       $1,430,735   $3,625,764

Paul Blum                   40,000             6.1%         $23.85       02/05/2013         $599,965   $1,520,436
                            25,000             3.8%         $22.75       02/27/2013         $357,684     $906,441

Stanley A. Mayer            25,000             3.8%         $23.85       02/05/2013         $374,978     $950,269


Susan Q. Hudson             20,000             3.0%         $23.85       02/05/2013         $299,983     $760,219


Harry Kubetz                10,000             1.5%         $23.85       02/05/2013         $149,991     $380,108


Jaryn Bloom (3)             10,000             1.5%         $23.85       02/05/2013         $149,991     $380,108


--------------------------------------------------------------------------------

     (1) All options have a term of 10 years and were granted on February 5, 2003 at a per share price equal to the fair market value of the Class A Common Stock on the date of grant. Options are exercisable as to 10%, 30% 50%, 70% and 100% of the shares underlying the options on the first, second, third, fourth and fifth anniversaries of the date of grant, respectively.
     (2) The dollar amounts in these columns are the result of calculations at the five and ten percent rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Class A Common Stock.
     (3)  As of April 9, 2003, Ms. Bloom is no longer with the Company.

    AGGREGATED OPTION EXERCISES IN LAST YEAR AND FISAL YEAR-END OPTION VALUES

     The following table sets forth the aggregated option exercises during 2003 and the number and value of unexercised options held by the Named Executive Officers as of December 31, 2003.


                                                    Number of Securities          Value of Unexercised
                                                   Underlying Unexercised         In-the-Money Options
                                                 Options at Fiscal Year-End      at Fiscal Year-End (1)
                                                 --------------------------      ----------------------
                          Shares        Value
                          ------        -----
                        Acquired on   Realized
                        -----------   --------
Name                    Exercise (#)     ($)     Exercisable  Unexercisable    Exercisable   Unexercisable
----                    ------------     ---     -----------  -------------    -----------   -------------
Kenneth D. Cole                    0          0      506,250        568,750    $6,601,875    $4,163,750
Paul Blum                     76,000  1,540,009      163,500        126,500     2,491,275       961,225


Stanley A. Mayer              85,000  1,989,111      130,500         61,500     2,776,450       467,600
Susan Q. Hudson                    0          0       42,750         47,250       552,725       340,963
Harry Kubetz                       0          0       51,500         31,000       782,438       216,188
Jaryn Bloom (2)               43,250    496,433            0              0             0             0

-----------------

     (1) The value of unexercised, in-the-money options, is the difference between the exercise price of the options and the fair market value of the Class A Common Stock at December 31, 2002 ($29.40).
     (2)  As of April 9, 2003, Ms. Bloom is no longer with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Board approves compensation decisions recommended by the Compensation Committee. The Compensation Committee is composed of Mr. Grayson (chairman), Mr. Kelly and Mr. Miller. Kenneth D. Cole, Paul Blum and Stanley A. Mayer, each of whom is an executive officer and director of the Company, participated in the Board's deliberations regarding certain executive compensation matters.

EMPLOYMENT AGREEMENTS

     The Company presently does not have an employment agreement with Mr. Cole. However, the Compensation Committee has established Mr. Cole's annual salary for 2004 at $1,000,000. In addition, Mr. Cole will be eligible to receive an annual incentive bonus in accordance with the Kenneth Cole Productions, Inc. 2004 Bonus Plan. See "Compensation Committee Report on Executive Compensation."

     Pursuant to an employment agreement, Ms. Hudson is eligible to receive an annual salary adjustment and bonus incentive in accordance with the criteria established by the Compensation Committee. The employment agreement contains non-compete provisions and also provides for severance payments to Ms. Hudson in the event that the Company terminates Ms. Hudson's employment during the employment period for any reason other than cause, equal to 12 months salary.


                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of three non-employee directors:
Mr. Robert C. Grayson, Committee Chairman, and Messrs. Denis F. Kelly and Philip
B. Miller. The Compensation Committee reviews and oversees the Company's various incentive plans, evaluates performance and reviews compensation levels and other related matters for Kenneth Cole Productions, Inc.'s senior executives. In addition, it is also responsible for reviewing and approving the objectives, evaluating the performance, and reviewing and recommending the compensation of the Chief Executive Officer. The Compensation Committee met two times in fiscal year 2003.

     The Company's compensation and benefit programs are designed to attract, retain and motivate highly qualified executives, to support the achievement of the Company's long-term strategic objectives and to align executive officer compensation with the performance of the Company and the interests of its shareholders. The Company's executive compensation philosophy also seeks to recognize individual initiative and achievements.

     To meet these objectives, the Compensation Committee considers objective and subjective factors in making pay decisions for the executive officers of the Company. Compensation for the executive officers, including the Named Executive Officers, consists of base salary, performance-based annual incentive cash bonuses, long-term incentive awards in the form of stock options granted under the 1994 Employee Stock Option Plan (the "1994 Plan") and other benefits typically offered to corporate executives.

If the shareholders approve the adoption of the Company's 2004 Stock Incentive Plan (the "2004 Plan"), the 2004 Plan will replace the 1994 Plan as the mechanism for granting long-term incentive awards.

SALARY

     Base salaries for executive officers are initially determined by competitive requirements to recruit the executive. Base salaries are then reviewed annually with increases at competitive levels depending upon individual performance, level of pay, participation in other long-term compensation programs, the Company's overall performance and other factors. The Committee believes that overall, base salaries (excluding the CEO which is discussed separately below) are positioned around the median of the Competitor Market with some individual variation.

ANNUAL INCENTIVE BONUS

     The Company's Annual Incentive Bonus Plan (the "Bonus Plan") is designed to reward executives for their contributions to the achievement of Company-wide performance goals. The payouts under this plan are designed such that when the Company exceeds its performance goals participants receive more than their targeted bonus amounts and when Company performance is below its performance goals the resultant payout is less than the target bonus amounts.

     At the beginning of each year, the Chief Executive Officer recommends for approval by the Compensation Committee the individual Bonus Plan participants and the target incentive award for each participant expressed as a percentage of base salary of the participant. The Compensation Committee determines the formula for calculating the amount of incentive award a participant may receive. Such awards are earned at varying levels of pre-tax earnings achieved by the Company and are payable in cash bonuses subsequent to year-end. Potential awards range from 0% to 200% (excluding the CEO which is discussed separately below) of an executive officer's base salary, based on the actual level of pre-tax earnings achieved each year relative to the targeted goal, as well as the seniority of the executive officer.

     For 2003, the Company paid annual incentive bonus awards to nine employees, including the Named Executive Officers other than the CEO, under an award structure designed to preserve the Company's tax deductions under the $1.0 million annual deduction limitation as imposed by Section 162(m) of the Internal Revenue Code. The Bonus Plan provided for awards to executive officers that, at the targeted pre-tax earnings goal, ranged from 20% to 50% of base salary, with an ability to double the awards based upon actual Company performance. The performance goal was based on the Company's earnings before income taxes. The formula determined the 2003 maximum bonus amount and was 100% performance-based. During 2003, executive bonuses ranged from 20% to 50% of base salaries. The Compensation Committee believes that payments under the performance-based Annual Incentive Bonus Plan will not exceed $1.0 million per person in any annual period.

STOCK OPTIONS

     Long-term incentive compensation of the Company's executive officers generally takes the form of stock option grants. The objective of such grants is to align the financial interests of the executive officers with those of the Company's shareholders by providing incentives that focus management's attention on the successful long-term strategic management of the business and appreciation in shareholder value. All stock option awards are granted with an exercise price equal to the fair value of the Company's Class A Common Stock on the date of grant. These awards provide value to the executive officers only when and to the extent that the value of the Company's common stock appreciates over the value at the date of grant. Stock option awards typically have a term of ten years and vest annually over a five-year period. In determining the number of options per grant, the Compensation Committee considers several factors including each participant's salary, title and performance as well as the approximate fair value of the grant at the time of grant.


COMPENSATION OF THE CHIEF EXECUTIVE OFFICER FOR 2003

     Kenneth D. Cole is the Chairman of the Board of Directors and also Chief Executive Officer of the Company. Mr. Cole's base salary did not increase in 2003 and remains at $1.0 million.

     The annual incentive bonus portion of Mr. Cole's compensation was based on a formula designed to reward Mr. Cole upon the Company's achievement of targeted pre-tax earnings, as established by the Compensation Committee and in accordance with the Kenneth Cole 1999 Bonus Plan, which was adopted by the Company and approved by the Company's shareholders at the 2000 Annual Meeting of Shareholders. Based on the Company's financial performance in 2003, which resulted in an increase in earnings per share in excess of 25%, Mr. Cole was awarded a $1.0 million performance bonus. This bonus is fully deductible by the Company.

     During 2003, Mr. Cole received option grants of 150,000 and 100,000 with exercise prices equal to the fair market value of the price of the Class A Common Stock on the date of grant. The equity grants made to Mr. Cole were based primarily on his past and expected future contributions to the achievement of the Company's continued growth, profitability and strategic objectives.

     The Compensation Committee believes that the total fiscal year 2003 compensation payable to Mr. Cole is consistent with the Company's executive compensation philosophy described above. The Compensation Committee also noted that, as depicted by the graph that follows this report, the cumulative total return achieved by the Company's shareholders during the past five years exceeds the return for the general and industry-specific indices.

SECTION 162 (m) OF THE INTERNAL REVENUE CODE OF 1986

     Section 162(m) of the Code places a $1 million limit on the amount of non-performance based compensation that may be deducted by the Company for tax purposes for each Named Executive Officer. Although it is the Compensation Committee's policy to maximize the deductibility of compensation to the Named Executive Officers, the Compensation Committee also believes that it is important to maintain the flexibility to take actions with respect to compensation it considers in the best interest of the Company and that of the Company's shareholders, which are necessarily based on considerations in addition to Section 162(m). As such, a portion of Mr. Cole's compensation may be nondeductible. In addition, certain distributions under the Company's deferred compensation plan may not be fully deductible to the extent that compensation when combined with the other non-performance based compensation for a particular executive exceeds the $1 million limit in any tax year.

     Compensation paid to the Named Executive Officers pursuant to the Kenneth Cole Productions, Inc. 1999 Bonus Plan and the Amended and Restated Kenneth Cole Productions, Inc. 1994 Stock Option Plan is exempt from this limitation, provided, that all of the requirements of Section 162(m) are met.

                                         COMPENSATION COMMITTEE

                                         Robert C. Grayson (Chairman)
                                         Denis F. Kelly
                                         Philip B. Miller

     The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Class A Common Stock during the period beginning on December 31, 1998 and ending on December 31, 2003 with the cumulative total return on the Standard & Poor's 500 Composite Index and the Standard & Poor's Footwear Index. The comparison assumes that $100 was invested on December 31, 1997 in the Class A Common Stock in the foregoing indices and assumes the reinvestment of dividends.


                                 [INSERT GRAPH]







                      COMPARISON OF CUMULATIVE TOTAL RETURN

 Measurement Period           Kenneth Cole                          S+P
(Fiscal Year Covered)       Productions, Inc.      S+P 500        Footwear
---------------------       ----------------       -------        --------
        1998                      100.00           100.00          100.00
        1999                      244.00           121.04          118.68
        2000                      321.98           110.02          143.78
        2001                      141.59            96.95          145.68
        2002                      162.39            75.52          120.90
        2003                      236.62            97.18          184.83

          PROPOSAL TWO: ADOPTION OF THE KENNETH COLE PRODUCTIONS, INC.
                            2004 STOCK INCENTIVE PLAN

     In February 2004 the Board of Directors of the Company (the "Board") adopted, subject to shareholder approval, the Kenneth Cole productions, Inc. 2004 Stock Incentive Plan (the "Plan").

     The Plan replaces the Kenneth Cole Productions, Inc. 1994 Employee Stock Option Plan (the "1994 Plan"), which expires on April 29, 2004. Under the 1994 Plan, as of December 31, 2003, 4,305,562 options, net of forfeitures, had been granted the 1994 Plan, of which 1,375,243 have been exercised. As of December 31, 2003, 1,521,118 of the outstanding options granted were vested and exercisable and 479,838 shares were available for future grants under the 1994. The Company is seeking shareholder approval to comply with Section 162(m) and 422 of The Internal Revenue Code of 1986, as amended (the "Code") and as required by the New York Stock Exchange Plan.

     The Plan will give the Company more flexibility in the types of equity-based awards that can be granted and will allow the Company to be more competitive in retaining current executives and attracting top executive talent. In addition to the grant of stock options, the Plan also allows for the grant of restricted stock, performance-based equity and cash awards and other equity-based awards.

     Set forth below is a description of the general terms and conditions of the Plan and certain federal income taxes consequences of Plan participation. A full copy of the Plan has been filed with the Securities and Exchange Commission ("SEC").


PURPOSE AND ELIGIBILITY

     The primary purpose of the Plan is to induce key employees, and members of the Board who are neither employees nor officers of the Company ("Non-Employee Directors") to remain in the services of the Company, to attract new key employees, and Non-Employee Directors and to encourage such key employees, and Non-Employee Directors to acquire stock ownership in the Company. The Plan contemplates the issuance of equity-based awards, including stock options that qualify as "incentive stock options" ("Incentive Options") under Section 422 of the Code, options that do not qualify as "incentive stock options" ("Non Qualified Options") under Section 422 of the Code (collectively, "Options") and shares of restricted stock and other equity-based awards and performance based equity and cash awards (collectively "Awards") as determined by a committee of the Board of the Company. Awards may be granted to key employees, consultants or Non- Employee Directors (collectively, "Eligible Persons"). However, Incentive Options may only be granted to key employees. In accordance with certain provisions of the Plan, Incentive Options may be granted to an employee who owns, immediately after such option is granted, ten percent (10%) or more of either the outstanding voting shares of the Company or the value of all classes of stock of the Company ("10% Shareholder") as defined in Sections 422 and 424 of the Code. At present, the approximate number of Eligible Persons is 1,050.

     The aggregate number of shares of Class A Common Stock with respect to which equity awards may be granted under the Plan is 520,162 plus the aggregate number of shares immediately available for grant under the 1994 Plan as of April 29, 2004. The aggregate number of shares of Class A Common Stock with respect to which Options and stock appreciation rights may be granted to any Eligible Person in any fiscal year is 300,000 and restricted shares of 75,000.

ADMINISTRATION

     The Plan is administered by the Compensation Committee, which consists of not less than two Non-Employee Directors. To the extent the composition of the Board permits, the members of the Compensation Committee must be both "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act and "outside directors" for purposes of Section 162(m) of the Code. The members of the Compensation Committee are appointed by the Board and serve at the pleasure of the Board. The Compensation Committee, in its sole discretion, has the authority, among other things: to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award agreements or certificates; to determine the Eligible Persons to whom Awards will be granted ("Participants") and the time or times and prices at which grants will be made and become exercisable and forfeitable; to determine the number of shares of Class A Common Stock covered by an Award and whether such Award shall be an Incentive Option; and to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Compensation Committee are final, binding and conclusive on all Participants and on their legal representatives and beneficiaries.


NON-EMPLOYEE DIRECTOR'S FORMULA OPTIONS

     Pursuant to the terms of the Plan, unless otherwise determined by the Compensation Committee, each Non-Employee Director will automatically be granted an Option (a "Non-Employee Director's Formula Option") to purchase 5,000 shares of Class A Common Stock immediately following each shareholders meeting with a per share exercise price equal to the fair market value on the date of grant, unless otherwise determined by the Compensation Committee. Each Non-Employee Director's Formula Option will have a term of ten years from the date of grant and will vest in fifty percent (50%) increments on the first and second anniversaries of the date of grant.


TERMS AND CONDITIONS OF OPTIONS

     In no event will the exercise option price of the Class A Common Shares covered by an Incentive Option be less than 100% of the fair market value of each share on the date of grant. The exercise price of the shares subject to an Incentive Option granted to a 10% Shareholder will not be less than 110% of the fair market value of such shares at the time the Incentive Option is granted. The exercise price of the Class A Common Stock covered by a Non Qualified Option (other than a Non-Employee Director's Formula Option) shall not be less than 85% of the fair market value of each share on the date of grant. In the event the fair market value of the Class A Common Stock declines below the exercise price set forth in any Option, the Compensation Committee may, at any time, adjust, reduce, cancel and regrant any unexercised Option or take any similar action it deems to be for the benefit of the Participant in light of the declining fair market value of the Class A Common Stock, provided, however, that none of the above actions may be taken without prior approval of the Board of Directors and none of the above actions may be taken with respect to a Non-Employee Director's Formula Option.

     The Compensation Committee may, in its discretion, determine the vesting and exercisability of any Option, other than a Non-Employee Director's Formula Option, at the time of grant. The Compensation Committee may for any reason, in its discretion, accelerate the vesting and exercisability of any Option other than a Non-Employee Director's Formula Option, prior to the time when it would otherwise be exercisable. The term of each Option cannot exceed ten years from the date of grant. However, any Incentive Option granted to a 10% Shareholder cannot be exercisable after the expiration of five years from the date the Incentive Option is first granted.

     An Option may be exercised only by a written notice of intent to exercise such Option, with respect to a specific number of shares of Class A Common Stock, and payment to the Company of the amount of the exercise price for the number of shares of Class A Common Stock so specified. Payment of the exercise price may be made in cash or by delivery of an appropriate number of shares of Class A Common Stock.


RESTRICTED STOCK

     The Plan allows for the grant of restricted stock. The Compensation Committee has the discretion to determine which eligible individuals will receive Awards of restricted stock and the number of shares subject to and the terms, conditions and restrictions applicable to each Award of restricted stock, which may differ with respect to each such award. The Compensation Committee also has discretion to set the vesting schedule for each award of restricted stock. The Compensation Committee may determine whether an Award of will be entitled to dividend rights during any restricted period. Shares of restricted stock will bear a restricted legend during the restricted period.

PERFORMANCE-BASED AWARDS

     The Compensation Committee has discretion to grant performance-based Awards under the Plan in a manner constituting "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. Such Awards shall be based upon one or more of the following factors: stock price, pre-tax earnings, earnings per share, net revenue, operating income, return on assets, shareholder return, return on equity, growth in assets, net sales, licensing revenue, cash flow, market share, relative performance to a group of companies comparable to the Company, and/or strategic business criteria consisting of one or more objectives based on the Company's meeting specified goals relating to revenue, market penetration, business expansion, costs or acquisitions or divestitures. The maximum number of shares of Class A Common Stock underlying (or that relate to) a performance-based equity Award paid to or earned by any individual in any fiscal year cannot exceed 300,000 shares. The maximum amount with respect to any performance-based cash Award that can be paid to or earned by any individual in any fiscal year cannot exceed $4,000,000.

OTHER EQUITY-BASED AWARDS

     The Compensation Committee is authorized to grant to Eligible Individuals such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, the Class A Common Stock, including, without limitation, restricted stock units, stock appreciation rights, performance stock, performance stock units unrestricted shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into shares of Class A Common Stock and purchase rights for shares of Class A Common Stock. Cash awards, as an element of or supplement to any other Award under the Plan, are also authorized.

TRANSFERABILITY

     Unless otherwise determined by the Compensation Committee, either at the time of grant or subsequently, no Award shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Award granted to him or her may be exercised only by him or her.

MARKET VALUE OF CLASS A COMMON SHARES

     The closing price per share of the Class A Common Stock as reported on the New York Stock Exchange on April 8, 2004 was $34.49.

ADJUSTMENT OF NUMBER OF SHARES

     In the event that a dividend, payable in shares of Class A Common Stock, is declared upon the Class A Common Stock, the shares of Outstanding Class A Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation or any other material change in the capital structure of the Company the number of shares of Class A Common Stock then subject to any Award, the number of the shares of Class A Common Stock reserved for issuance under the Plan but not yet subject to an Award, the maximum number of shares that may be granted with respect to options and stock appreciation rights to any individual in any fiscal year shall be appropriately adjusted. In the event of the dissolution of liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then except as provided above, each Award, to the extent not exercised, will terminate.


TERMINATION OR AMENDMENT

     The Plan will terminate on the tenth anniversary of the date of adoption by the Board. The Board may terminate the Plan at any time, provided that any Award outstanding under the Plan at the time of termination of the Plan will remain in effect until such Award is exercised or expires in accordance with its terms. Unless previously terminated, the Plan will terminate on the business day preceding the tenth anniversary of its effective date. The Board of Directors may at any time amend the Plan as it deems advisable. However, no such action may, without approval of a majority of the shareholders of the Company, provide for a material amendment to the Plan or materially increase the number of shares as to which Awards may be granted under the Plan or increase the number of shares with respect to which Options or stock appreciation rights may be granted to any Eligible person.


FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief discussion of the Federal income tax consequences of transactions relating to Options under the Plan based on the Code, as in effect as of the date hereof. The Plan is not qualified under Section 401(a) of the Code. This discussion is not intended to be exhaustive and does not describe the state or local tax consequences.

     INCENTIVE OPTIONS. No taxable income is realized by the Participant upon the grant or exercise of an Incentive Option. If shares of Class A Common Stock are issued to a Participant pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such shares is made by such Participant within two years after the date of grant or within one year after the transfer of such shares to such Participant, then (1) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such Participant as a long-term capital gain and any loss sustained will be long-term capital loss, and (2) no deduction will be allowed to the Participant's employer for Federal income tax purposes.

     If the shares of Class A Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of either holding period described above, generally (1) the participants will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and (2) the Participant's employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the Participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

     NON QUALIFIED OPTIONS. With respect to Non Qualified Options, (1) no income is realized by the Participant at the time the Non Qualified Option is granted;
(2) generally, at exercise, ordinary income is realized by the Participant in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the Participant's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date as of which amounts are includable in income is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.


NEW PLAN BENEFITS

     Inasmuch as Awards under the Incentive Stock Plan will be granted at the sole discretion of the Compensation Committee, such benefits are not determinable. Compensation paid and other benefits granted under the 1994 Plan in respect of the 2003 fiscal year to the named executive officers are set forth in the Summary Compensation Table.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL TWO:
ADOPTION OF THE KENNETH COLE PRODUCTIONS INC. 2004 STOCK INCENTIVE PLAN.


         PROPOSAL THREE: KENNETH COLE PRODUCTIONS, INC. 2004 BONUS PLAN

     The Board of Directors has adopted and hereby submits to the shareholders for approval the Kenneth Cole Productions, Inc. 2004 Bonus Plan (the "Bonus Plan"). The Board of Directors believes that it is in the best interest of the Company and the shareholders to adopt a plan, which provides for incentive compensation in the form of an annual bonus to key executives responsible for the success of the Company. Compensation payable under the Bonus Plan is based on annual corporate performance and is tied to an increase in stockholder value. The Bonus Plan is designed so that, if approved by the Company's shareholders, all compensation payable thereunder will be fully deductible by the Company under Section 162(m) of the Code.

     The following is a summary of the material features of the Bonus Plan. A full copy of the Bonus Plan has been filed with the SEC.


ELIGIBILITY

     Participation in the Bonus Plan will be limited to the Chief Executive Officer and other executive officers of the Company designated by the Compensation Committee. Currently, only the Chief Executive Officer and the President have been designated by the Compensation Committee for participation in the Bonus Plan. Employees who have not already been designated for participation in the Bonus Plan may in the future be entitled to incentive compensation under the Bonus Plan at the discretion of the Compensation Committee.


PLAN ADMINISTRATION

     The Bonus Plan will be administered by the Compensation Committee, which has full power and authority to determine which key executives of the Company will receive awards under the Bonus Plan, to set performance goals and bonus targets as of the commencement of any fiscal year, to interpret and construe the terms of the Bonus Plan, and to make all determinations it deems necessary in the administration of the Bonus Plan, including the determination with respect to the achievement of performance goals and the application of such achievement to the bonus targets.

PERFORMANCE CRITERIA; BONUS AWARDS

     For each plan year, the Compensation Committee will select the performance criteria to be used for that plan year. The permissible performance criteria under the Bonus Plan are: (i) pre-tax earnings; (ii) earnings per share; (iii) operating income; (iv) net sales; (v) licensing revenue; and (vi) net revenue. Performance goals may be based upon any one or a combination of performance criteria. The Compensation Committee will also determine the appropriate weight to be given to any applicable performance criteria for a plan year. The Compensation Committee will establish one or more performance goals not later than ninety (90) days following the commencement of each fiscal year for which annual bonus awards may be earned. At such time, the Compensation Committee will also establish a target bonus for each participant for each plan year, expressed as either a fixed dollar amount or as a percentage of a participant's base salary. Actual bonus awards may be less than, equal to or greater than the participant's target bonus, depending on the level of attainment of performance criteria.


BONUS PAYOUTS

     At the end of every fiscal year for which bonus amounts can be earned, the Compensation Committee will make a written determination with respect to each participant as to the level of achievement of the performance goals. The percentage of achievement will then be applied to the bonus targets to determine the amount of bonus to be paid to each participant. However, the maximum bonus amount that any individual may earn for any fiscal year is $4,000,000.


TERMINATION AND AMENDMENT

     The Board of Directors may amend or terminate the Bonus Plan at any time, provided that no amendment will be effective prior to approval by the Company's shareholders to the extent such approval is required by Section 162(m) of the Code or otherwise required by law.


NEW PLAN BENEFITS

     Because the payment of an annual bonus under the Bonus Plan for any fiscal year is contingent on the achievement of the performance goals as of the end of the fiscal year, the Company cannot determine the amounts that will be payable or allocable for fiscal year 2004 or in the future. Consequently, the amount listed in the table below is based on Company performance for fiscal year 2003, determined as if the Compensation Committee's designated criteria and targets for 2004 had been in place during 2003.

    NAME AND POSITION             DOLLAR VALUE(1)        NUMBER OF UNITS
    -----------------             ---------------        ---------------
     Kenneth Cole, CEO              $1,500,000                 N/A
     Paul Blum, President           $  487,500                 N/A

    (1) This amount is based on the achievement of approximately 100% of the 2004 performance goals set by the Compensation Committee, based on the Company's performance in 2003.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL THREE:
ADOPTION OF THE KENNETH COLE PRODUCTIONS, INC. 2004 BONUS PLAN.


                      PROPOSAL FOUR: SELECTION OF AUDITORS

     RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to ratification by the shareholders, the Board has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for 2004. Fees for the last annual audit were $413,000 and all other fees were 113,500, including audit-related services of $51,000, and non-audit services of $63,000.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     AUDIT AND NON-AUDIT FEES

     The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company's financial statements for the years ended December 31, 2003 and December 31, 2002, and fees billed for other services rendered by Ernst & Young LLP during those periods.

                               2003                   2002

Audit fees:               $ 413,000              $ 358,000
Audit-related fees:          51,000                 32,000
Tax fees:                    63,000                 48,000
All other fees:
                          --------------------------------------------------
Total:                    $ 527,000              $ 438,000
                          =========              =========


     The nature of services provided in each of the Categories listed above is described below:

     AUDIT FEES - Includes fees for services rendered for the audits of the consolidated financial statements of the Company, quarterly reviews, statutory audits and income tax provision procedures.

     AUDIT RELATED FEES - Includes fees for the audits of the employee benefit plan, due diligence services and advisory services on internal controls documentation.

     TAX FEES - Includes fees for preparation of federal and state tax returns, tax compliance matters, assistance with tax audits and state and local tax planning.

THE AUDIT COMMITTEE AND BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL FOUR: SELECTION OF AUDITORS.


                SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 2005 must be received by December 1, 2004 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Proposals of shareholders intended to be considered at the Annual Meeting of Shareholders in 2005, but not included in the Company's proxy statement and form of proxy related to that meeting, must be received by February 1, 2005, or the persons appointed as proxies may exercise their discretionary voting authority with respect to the proposal. Shareholder proposals should be directed to the Secretary of the Company, at the address of the Company set forth on the first page of this Proxy Statement. Any such proposals will need to comply with the SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

                                  OTHER MATTERS

     The Board does not intend to bring any matter before the Annual Meeting except as specifically indicated in the attached Notice, nor does the Board know of any matters that anyone else proposes to present for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy card, will vote or otherwise act thereon in accordance with their judgment on such matters.

     Copies of the Company's 2003 Annual Report to Shareholders are being mailed simultaneously with this Proxy Statement. The Company will provide to each shareholder, without charge and upon written request, a copy of the Company's Annual Report on Form 10-K. Any such written request should be directed to Kenneth Cole Productions, Inc., 2 Emerson Lane, Secaucus, New Jersey 07094,
Attn: Investor Relations or by e-mail to INVESTRELATIONS@KENNETHCOLE.COM. In addition, the Annual Report can be accessed on the Company's website WWW.KENNETHCOLE.COM.


                                       By Order of the Board of Directors,


                                       Stanley A. Mayer
                                       SECRETARY

                                                                      APPENDIX A

                             AUDIT COMMITTEE CHARTER
                                       OF
                         KENNETH COLE PRODUCTIONS, INC.


     This Audit Committee Charter ("Charter"), as amended and restated, has been adopted by the Board of Directors (the "Board") of Kenneth Cole Productions, Inc. (the "Company") in April 2004. The Audit Committee of the Board (the "Committee") shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

ROLE AND INDEPENDENCE; ORGANIZATION

     The Committee is appointed by the Board to assist the Board in fulfilling its responsibility for oversight of (i) the quality and integrity of the accounting, auditing and financial reporting practices and the financial statements of the Company; (ii) the independence, qualifications and performance of the Company's external auditors; (iii) the Company's compliance with legal and regulatory requirements; and (iv) the performance of the Company's internal audit function. It may also have such other duties as may from time to time be assigned to it by the Board.

     The membership of the Committee shall consist of at least three directors, each of whom shall (i) be free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment, and (ii) satisfy the independence and financial literacy requirements of Section 10A of the Securities Exchange Act of 1934 (the "1934 Act") and the rules of the New York Stock Exchange (the "NYSE") for serving on audit committees, and at least one who shall qualify as an audit committee financial expert under Section 10A of the 1934 Act and the rules of the NYSE. The members of the Committee shall be appointed by the Board. Committee members may be replaced by the Board. The Committee may, as appropriate, form, and delegate authority to, subcommittees.

     One member of the Committee shall be appointed by the board as Chair. The Chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The Chair will also maintain regular liaison with the Chief Executive Officer, the Chief Financial Officer, the lead independent audit partner and the Director of Internal Audit. The Committee shall meet at least four times each year.

     The Committee shall maintain free and open communication (including private executive sessions) with the independent auditors, the internal auditors, and Company management. In discharging its role, the Committee shall have full access to all Company books, records, facilities, personnel and outside professionals. The Committee may retain special legal, accounting or other consultants or advisors as it deems necessary for the fulfillment of its responsibilities, and shall have the sole authority to approve the fees and other retention terms of such consultants and advisors.

     The performance of the Committee shall be evaluated annually.

RESPONSIBILITIES

     The Committee's job is one of oversight. Management is primarily responsible for the Company's financial reporting process, including maintaining the system of internal controls, and the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles, as well as the objectivity and integrity of such statements, and the independent auditors are responsible for auditing those financial statements, expressing an opinion based on their audit as to whether, in all material respects, the statements are presented in conformity with generally accepted accounting principles, testing the effectiveness of the Company's internal controls and discussing with the Committee any issues the auditors believe should be raised with the Committee. The Committee and the Board recognize that management and the independent auditors have more resources and time and more detailed knowledge and information regarding the Company's accounting, financial and auditing practices than do Committee members.

     In recognition of the fact that the independent auditors are ultimately accountable to the Committee, the Committee shall have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors for shareholder approval), and shall approve all audit engagement fees and terms and all permitted non-audit engagements with the independent auditors. The Committee may consult with management, but it shall not delegate these responsibilities.

     Although the Board and the Committee may wish to consider other duties from time to time, general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work. The Committee shall also be responsible for:

 |X| Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independent Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships that may impact the objectivity and independence of the auditors and shall recommend that the Board take appropriate actions to satisfy itself as to the auditors' independence.
 |X| Reviewing, and approving in advance, the retention of the independent auditors or any of its affiliates, including the terms of such retention and related fees, for any audit services and any non-audit services that are not prohibited under Section 10A of the 1934 Act or the rules of the NYSE and that are not subject to the de minimis exception under Section 10A of the 1934 Act, and determining in advance that any such retention of the auditors for non-audit services is consistent with maintaining the objectivity and independence of the independent auditors.

 |X| Monitoring the policy addressing the Company's hiring of any employee or former employee of the independent auditors who were previously engaged to work on the Company's account, and overseeing any policy adopted in this regard.
 |X| Reviewing the annual audited financial statements of the Company, including disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61, as modified or supplemented, and consideration of the quality of the Company's accounting principles as applied in its financial reporting. Such discussions may include a review of particularly sensitive accounting estimates, reserves and accruals, review of judgmental areas, review of audit adjustments, review of risk exposures that may have a material impact on the Company's financial statements and the steps management has taken to monitor and control such exposures, and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on its review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

 |X| Reviewing with management and the independent auditors the Company's quarterly financial statements, including "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the independent auditors' review of such statements, prior to the Company's filing of each Quarterly Report on form 10-Q.
 |X| Reviewing periodically with management and the independent auditors the selection, application and disclosure of the critical accounting policies used in connection with the preparation of the Company's financial statements, including those policies for which management is required to exercise discretion or judgment regarding the implementation thereof, and discussing alternatives to, and the rationale for, the decisions made with respect to such policies.
 |X| Reviewing significant changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, the internal auditors or management.
 |X| Overseeing the relationship with the independent auditors, including (i) discussing with the auditors the planning and staffing of the audit and the nature and rigor of the audit process; (ii) receiving and reviewing audit reports; (iii) reviewing separately with the auditors and management any problems or difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to requested information, any management letters provided by the auditors, and any significant disagreement between management and the independent or internal auditors, and the Company's response to each; and (iv) providing the auditors full access to the Committee and the Board to report on all appropriate matters.
 |X| Reviewing at least annually (i) the experience and qualifications of the senior members of the independent auditor team; (ii) an annual report from the independent auditors describing the independent auditors' internal quality control procedures, and any material issues raised by the most recent internal quality control review or peer review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and (iii) the independent auditors' partner statement on professional responsibility. Any new senior members of the independent audit team shall be approved in advance by the Committee.
 |X| Discussing with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, plans, results, budget and staffing, as well as providing oversight to internal audit activities.
 |X| Evaluating on an annual basis the performance of the Company's internal auditors.
 |X| Discussing with management (including the Company's general counsel), the internal auditors, and the independent auditors any legal, regulatory or compliance matters (including the status of pending litigation) that may have a material impact on the Company's' financial statements, and any material reports or inquiries from regulatory or governmental agencies.
 |X| Establishing procedures for the receipt, retention and treatment of any complaint or other communication received by the Company regarding accounting, internal control or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.
 |X| Reviewing with management and the independent auditors the information to be disclosed in the Company's earnings press releases, including the use of any "pro forma" or "adjusted" non-GAAP information, and the earnings guidance provided to analysts and rating agencies.
 |X| Reviewing with management and the independent auditors all off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on the Company's financial condition, results of operations, liquidity, capital resources, or capital reserves or significant components of the Company's revenues or expenses.
 |X| Reviewing with management, the internal auditors and the independent auditors the Company's major risk exposures and the steps management has taken to monitor, control and manage such exposures, including the company's risk assessment and risk management guidelines and policies.

 |X| Preparing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission, and submitting such report to the Board for approval.
 |X| Reporting regularly to the Board.

                         KENNETH COLE PRODUCTIONS, INC.
                            2004 STOCK INCENTIVE PLAN

PURPOSE

The purpose of the 2004 Stock Incentive Plan (the "Plan") is to induce key employees, consultants and directors who are not employees ("Non-Employee Directors") to remain in the employ and service of Kenneth Cole Productions, Inc. (the "Company") and any subsidiary corporations (each a "Subsidiary"), as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and any affiliates of the Company to attract new key employees, consultants and Non-Employee Directors and to encourage such key employees, consultants and Non-Employee Directors to secure or increase on reasonable terms their stock ownership in the Company and otherwise align their interests with those of the shareholders of the Company. The Plan allows for the grant of equity-based awards, including stock options (the "Options"), shares of restricted stock ("Restricted Stock"), performance-based equity awards ("Performance-Based Awards") and other equity-based awards (Options, Restricted Stock, Performance-Based Awards and other equity-based awards are hereafter referred to as "Awards"). The Board of Directors of the Company (the "Board") believes that the granting of Awards under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. Options granted hereunder are intended to be either (a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of Section 422(b) of the Code) or
(b) options which are not incentive stock options ("non-incentive stock options") or (c) a combination thereof, as determined by the Committee (the "Committee") referred to in Section 5 hereof at the time of the grant hereof.

EFFECTIVE DATE OF THE PLAN

The Plan was adopted by the Board on February 25, 2004 and shall become effective as of the date the Plan is approved by a majority of the holders of all of the outstanding shares of the capital stock of the Company (the "Capital Stock") on or after the Company's 2004 annual meeting of shareholders (the "2004 Annual Meeting").

STOCK SUBJECT TO PLAN

Shares of the Class A Common Stock, $0.01 par value per share, of the Company (the "Class A Common Stock") have been reserved and authorized for issuance pursuant to the Plan. Subject to adjustment as contemplated by Section 16 hereof, the maximum number of shares of Class A Common Stock which may be issued pursuant to Awards under the Plan shall not exceed the sum of (i) that number of shares of Class A Common Stock which remain available for grant of options under the Amended and Restated Kenneth Cole Productions, Inc. 1994 Stock Option Plan (the "1994 Plan") as of April 29, 2004 and (ii) 520,162 shares, as replenished from time to time by (A) that number of shares of Class A Common Stock which were or are reserved for issuance upon the exercise of Options or Awards granted under the Plan, or under the 1994 Plan, which shall have expired, been canceled, or terminated for any reason without having been exercised in full, and (B) that number of shares which are withheld by the Company from issuance pursuant to outstanding Options or Awards under the Plan, or the 1994 Plan, as required to be withheld to satisfy any federal, state or local tax liability with respect to such Option or Award.

ADMINISTRATION

The Plan shall be administered by the Committee referred to in Section 5 hereof. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of each Award and the respective Award agreements or certificates (which need not be identical), to determine the Eligible Individuals (as defined below) to whom and the times and the prices at which

Awards shall be granted to them (each Eligible Individual to whom an Award is granted hereunder shall be referred to as a "Participant"), the periods during which each Award shall be exercisable, the number of shares of the Class A Common Stock to be subject to each Award and whether such Award shall be an incentive stock option, a non-incentive stock option, a Restricted Stock Award or other equity-based Award and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Eligible Individuals, their past, present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Committee in its sole and absolute discretion shall deem relevant. The Committee's determination on the matters referred to in this Section 4 and in its administration of the Plan shall be final, binding and conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Award shall be determined by the Committee, in its sole discretion, and any and all interpretations by the Committee of the terms of any Award shall be final, binding and conclusive.

COMMITTEE

The Committee shall consist of two or more members of the Board. If and to the extent that the composition of the Board shall permit, all of the members of the Committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, and all of the members of the Committee shall be "outside directors" within the contemplation of Section 162(m)(4)(C)(i) of the Code. The Committee shall be appointed by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

ELIGIBILITY; NON-EMPLOYEE DIRECTOR'S FORMULA AWARDS

An Award may be granted on a discretionary basis only to an employee or consultant of the Company or a Subsidiary or affiliate of the Company, or to a Non-Employee Director of the Company (the "Eligible Individuals").

Unless otherwise determined by the Board, at the first meeting of the Board immediately following each annual meeting of the shareholders of the Company, each Non-Employee Director shall be granted an Option (a "Non-Employee Director's Formula Award") to purchase 5,000 shares of the Class A Common Stock at the per share exercise price equal to the fair market value of a share of the Class A Common Stock on the date of grant.

Unless otherwise determined by the Board, when a Non-Employee Director first becomes a director prior to the date of any annual meeting of the Shareholders of the Company, he or she shall be automatically granted, on the date he or she becomes a director, a Non-Employee Director's Formula Award to purchase a number of shares of the Class A Common Stock equal to the product of (i) 5,000 and (ii) a fraction, the numerator of which is the number of full calendar months prior to the next scheduled annual meeting of shareholders and the denominator of which is 12, at the per share exercise price equal to the fair market value of a share of the Class A Common Stock on the date of grant.

Unless otherwise determined by the Board, each Non-Employee Director's Formula Award shall have a term of ten years from the date of the granting thereof.

Unless otherwise determined by the Board, a Non-Employee Director's Formula Award shall vest and become exercisable (i) as to fifty percent (50%) of the shares underlying such Option on and after the first anniversary of the date of the granting of the Non-Employee Director's Formula Award and (ii) as to the remaining fifty percent (50%) on and after the second anniversary of the date of the granting of the Non-Employee Director's Formula Award.
Notwithstanding anything herein to the contrary, the Board may, at any time and from time to time in its sole discretion, terminate or amend the automatic Award to Non-Employee Directors set forth in this Section 6B, by increasing or decreasing the number of shares of Class A Common Stock subject to the formula or substituting an alternate formula or a different Award on different terms, including different or no vesting conditions.

EXERCISE PRICES

Except as set forth in Section 6B above and as limited below, the exercise price for any Award shall be determined by the Committee, in its sole discretion.

The per share exercise price of any Option which is an incentive stock option shall not be less than the fair market value of a share of the Class A Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of the Capital Stock at the time an Option which is an incentive stock option is granted to him, the per share exercise price shall not be less than 110% of the fair market value of a share of the Class A Common Stock on the date of grant.

The per share exercise price of any Option which is a non-incentive stock option (other than a Non-Employee Director's Formula Award) shall not be less than 85% of the fair market value of a share of the Class A Common Stock on the date of grant.

For all purposes of the Plan, the fair market value of a share of the Class A Common Stock on any date shall be equal to (i) the closing sales price of a share of the Class A Common Stock on the New York Stock Exchange, or if the Class A Common Stock is no longer listed on the New York Stock Exchange, the closing sales price on such other national stock exchange or the National Association of Securities Dealers Automated Quotation System National Market System ("NASDAQ-NMS") on which the Class A Common Stock is then listed or quoted, on the business day preceding such date or (ii) if there is no sale of the Class A Common Stock on such exchange or market on such business day, the average of the bid and asked prices on such exchange or market at the close of the market on such business day. If the Class A Common Stock is not listed or quoted on any national exchange or the NASDAQ-NMS, the fair market value of the Class A Common Stock shall mean the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Class A Common Stock accurately.

OPTION TERM

The term of any Option shall be determined by the Committee, in its sole discretion, but shall not be in excess of ten years from the date of the granting thereof; provided, however, that, in the case of a Participant who owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of the Capital Stock at the time an Option which is an incentive stock option is granted to him, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof.

LIMITATIONS ON AMOUNT OF OPTIONS GRANTED

The aggregate fair market value of the shares of the Class A Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

No Eligible Individual shall be granted Options or stock appreciation rights hereunder covering more than 300,000 shares of the Class A Common Stock during any fiscal year that the Plan is in effect.

VESTING AND EXERCISE OF OPTIONS

Except as provided in Section 6B, each Option shall vest and become exercisable as determined by the Committee and set forth in the Award agreement on the date of grant.

Except as otherwise set forth herein, an Option may be exercised either in whole in part, at any time from time to time, from the vesting date (but only with respect to the shares so vested) until the end of the Option term or earlier expiration or cancellation.

An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Class A Common Stock and payment to the Company of the amount of the option price for the number of shares of the Class A Common Stock so specified; provided, however, that all or any portion of such payment may be made in kind by the delivery of shares of the Class A Common Stock which have been held by the Participant for at least six months, having a fair market value equal to the portion of the option price so paid; provided, further, however, that, subject to the requirements of Regulation T (as in effect from time to time) promulgated under the Exchange Act, the Committee may implement procedures to allow a broker chosen by a Participant to make payment of all or any portion of the option price payable upon the exercise of an Option and receive, on behalf of such Participant, all or any portion of the shares of the Class A Common Stock issuable upon such exercise. Notwithstanding anything herein to the contrary, the Company shall not directly or indirectly extend or maintain credit, or arrange for the extension of credit, in the form of a personal loan to or for any director or executive officer of the Company through the Plan in violation of Section 402 of the Sarbanes-Oxley Act of 2002.

The Committee may for any reason, in its discretion, accelerate the vesting and exercisability of any Option other than Non-Employee Directors' Formula Award.

TERMINATION OF EMPLOYMENT

Unless otherwise determined by the Committee, in the event a Participant leaves the employ of the Company and all Subsidiaries and affiliates of the Company and ceases to serve as a consultant to the Company and all Subsidiaries and affiliates of the Company and as a Non-Employee Director, as applicable, whether voluntarily or otherwise, but other than by reason of his death or retirement on or after his 65th birthday, each Option theretofore granted to him which shall not have theretofore expired or otherwise been canceled shall, to the extent not theretofore exercised, terminate forthwith; provided, however, that in the event that any Participant's employment or service with the Company and its Subsidiaries and affiliates is terminated by the Company or a Subsidiary or affiliate without cause or on account of a disability or if such Participant voluntarily resigns, such Participant may exercise any Option that was vested at the time of such termination, but only to the extent so vested, at any time during the thirty (30) calendar days immediately following the date of such termination and thereafter any such Option held by such Participant, to the extent not theretofore exercised, shall terminate forthwith. In the event a Participant's employment with the Company and all Subsidiaries and affiliates of the Company and service as a consultant to the Company and all Subsidiaries and affiliates of the Company and as a Non-Employee Director, as applicable, terminates by reason of his death or retirement on or after his 65th birthday, each Option theretofore granted to him which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earliest to occur of the expiration of three months after the date of the qualification of a representative of his estate or such retirement, the expiration of a period of one year after the date of his death and the date specified in such Option.

RESTRICTED STOCK

The Committee shall have the authority (1) to grant Restricted Stock, (2) to issue or transfer Restricted Stock to any Eligible Individual, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock, including the restricted period, which may differ with respect to each grantee, the time or times at which Restricted Stock shall be granted or become vested and the number of shares to be covered by each grant.

The recipient of a Restricted Stock Award shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow by the Company rather than delivered to the recipient pending the release of the applicable restrictions, the recipient additionally shall execute and deliver to the Company the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. If a recipient shall fail to execute a Restricted Stock Award agreement and, if applicable, stock powers, the Award shall be null and void. Subject to the restrictions set forth below, the recipient shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock, but not the right to receive dividends, if any, on such shares. The Committee may determine whether a Restricted Stock Award shall be entitled to receive dividends. If the Committee determines that a Restricted Stock Award shall be entitled to dividends, any such cash dividends and/or stock dividends, with respect to the Restricted Stock may be either currently paid to the recipient or withheld by the Company for the recipient's account, as determined by the Committee in its sole discretion. Unless otherwise determined by the Committee no interest will accrue or be paid on the amount of any cash dividends withheld. Unless otherwise determined by the Committee, cash dividends or stock dividends so withheld by the Committee shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which they relate.

Upon the Award of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the recipient to be issued and, if it so determines, held in escrow by the Company. If the Company retains the stock certificate, the Company shall notify the recipient that a stock certificate registered in the name of the recipient is being held by it.

Any Restricted Stock awarded hereunder shall be subject to the following restrictions until the expiration of the restricted period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (1) if an escrow arrangement is used, the recipient shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (3) the shares shall be subject to forfeiture to the extent provided below and the Award agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the recipient to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.
The restricted period of Restricted Stock shall commence on the date of grant and shall expire from time to time as to that part of the Restricted Stock indicated in a schedule established by the Committee and set forth in a written Award agreement.

Except to the extent determined by the Committee and reflected in the underlying Award agreement, in the event a recipient terminates employment with the Company and all Subsidiaries and affiliates of the Company and ceases to serve as a consultant to the Company and all Subsidiaries and affiliates of the Company and as a Non-Employee Director, as applicable, during a restricted period, that portion of the Award with respect to which restrictions have not expired (the "Non-Vested Portion") shall be treated as follows: (a) upon the voluntary resignation of a Restricted Stock recipient or discharge by the Company or a Subsidiary or affiliate of the Company, in either case, for reasons other than death or retirement on or after the recipient's 65th birthday, the Non-Vested Portion of the Award shall be completely forfeited; and (b) upon termination of employment on account of death or retirement on or after the recipient's 65th birthday, a pro-rata portion of the Non-Vested Portion of the Award shall immediately become fully vested and paid to the recipient or his beneficiary, as applicable, as soon as practicable following such termination. The pro-rata portion of the Non-Vested Portion of the Award that shall vest immediately upon such termination shall be a portion that represents the amount of time the recipient was employed or providing service from the date of grant of the Award through the date of such termination as compared with the entire restricted period, as determined by the Committee. The Committee shall have the authority to define the term "disability" and "retirement" for all purposes under the Plan and/or to determine whether a recipient's employment or service has terminated by reason of disability or retirement.

Upon the expiration of the restricted period with respect to any shares covered by a Restricted Stock Award, the transfer restrictions and forfeiture provisions applicable to the Restricted Stock shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the recipient, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the restricted period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the recipient's account with respect to such Restricted Stock and the interest thereon, if any.

Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the end of the restricted period with respect to such
Stock:

"Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of ________, between Kenneth Cole Productions, Inc. and __________. A copy of such Agreement is on file at the offices of Kenneth Cole Productions, Inc." Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of legended securities.

PERFORMANCE-BASED AWARDS

Performance-Based Awards under the Plan may be granted, in the sole discretion of the Committee, in a manner constituting "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. Such Awards shall be based upon one or more of the following factors: stock price, pre-tax earnings, earnings per share, net revenue, operating income, return on assets, shareholder return, return on equity, growth in assets, net sales, licensing revenue, cash flow, market share, relative performance to a group of companies comparable to the Company, and/or strategic business criteria consisting of one or more objectives based on the Company's meeting specified goals relating to revenue, market penetration, business expansion, costs or acquisitions or divestitures. With respect to Performance-Based Awards, (i) the Committee shall establish in writing the objective performance-based goals applicable to a given performance period no later than 90 days after the commencement of such performance period (but in no event after 25% of such period has elapsed) and
(ii) no Performance-Based Awards shall be payable to any recipient for a given performance period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. The maximum number of shares of Class A Common Stock underlying (or that relate to) a Performance-Based Award paid to or earned by any individual in any fiscal year cannot exceed 300,000 shares. The material terms of Performance-Based Awards described in this Section 13 must be disclosed to and approved by the shareholders of the Company every five years, as provided in Treasury Regulation 1.162-27(e)(4)(vi).


OTHER EQUITY-BASED AWARDS

The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Individuals such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, the Class A Common Stock, as determined by the Committee in its sole discretion, including, without limitation, restricted stock units, stock appreciation rights, performance stock, performance stock units unrestricted shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into shares of Class A Common Stock and purchase rights for shares of Class A Common Stock. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 14 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Class A Common Stock, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 14.

TRANSFERABILITY

Unless otherwise determined by the Committee, either at the time of grant or subsequently, no Award shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Award granted to him or her may be exercised only by him or her.

ADJUSTMENT OF NUMBER OF SHARES

In the event that a dividend shall be declared upon the Class A Common Stock payable in shares of the Class A Common Stock, the number of shares of the Class A Common Stock then subject to any Award, the number of shares of the Class A Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Award and the number of shares set forth in Sections 6B and 9B hereof shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of the Class A Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Class A Common Stock then subject to any Award, for each share of the Class A Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Award and for each share of the Class A Common Stock referred to in Sections 6B and 9B hereof, the number and kind of shares of stock or other securities into which each outstanding share of the Class A Common Stock shall be so changed or for which each such share shall be exchanged. In the event that there shall be any change, other than as specified in this
Section 16, in the number or kind of outstanding shares of the Class A Common Stock, or of any stock or other securities into which the Class A Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Award, the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Award and the number or kind of shares referred to in Sections 6B and 9B hereof, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Award agreement or certificate entered into in accordance with the provisions of the Plan. In the case of any substitution or adjustment in accordance with the provisions of this Section 16, the exercise price in each Award agreement or certificate for each share covered thereby prior to such substitution or adjustment shall be the exercise price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this
Section 16. No adjustment or substitution provided for in this Section 16 shall require the Company to sell or issue a fractional share under any Award agreement or certificate. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then except as otherwise provided in the second sentence of this Section 16, each Award, to the extent not theretofore exercised, shall terminate forthwith.

SECURITIES REGULATION

     The obligation of the Company to make payment of Awards in shares of Class A Common Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Class A Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act of 1933 (the "Securities Act") with the Securities and Exchange Commission and any applicable state securities laws or unless the Company has received the advice of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. If the shares of Class A Common Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act or any applicable state securities laws, the Company may restrict the transfer of such shares and may legend the stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

PURCHASE FOR INVESTMENT, WITHHOLDING AND WAIVERS

Unless the shares to be issued upon the exercise of an Award by a Participant shall be registered prior to the issuance thereof under the Securities Act of 1933, as amended, such Participant will, as a condition of the Company's obligation to issue such shares, be required to give a representation in writing that he is acquiring such shares for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof. In the event of the death of a Participant, a condition of exercising any Award shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

Each Participant shall make arrangements with the Company with respect to such income tax withholding as the Company shall determine in its sole discretion is appropriate to ensure payment of federal, state and local income tax due with respect to the issuance and/or exercise of Awards under the Plan.

A Participant may, in the discretion of the Committee (or, in the case of a Non-Employee Director's Formula Award, in the discretion of the Board) and subject to such rules as the Committee (or, in the case of a Non-Employee Director's Formula Award, the Board) may adopt, elect to satisfy such withholding obligation, in whole or in part, by electing (an "Election") to deliver to the Company shares of the Class A Common Stock having a fair market value, determined as of the date that the amount to be withheld is determined (the "Tax Date"), equal to the amount required to be so withheld. The Participant shall pay the Company in cash for any fractional share that would otherwise be required to be delivered.

Each Election shall be subject to the following restrictions:
The Election must be made on or prior to the Tax Date; and The Election is subject to the approval of the Committee (or, in the case of a Non-Employee Director's Formula Award, the Board).

NO SHAREHOLDER STATUS

Neither any Participant nor his legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of the Class A Common Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share issued upon exercise of an Award shall be fully paid and non-assessable.

NO RESTRICTIONS ON CORPORATE ACTS

Neither the existence of the Plan nor any Award shall in any way affect the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Class A Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

DECLINING MARKET PRICE

In the event the fair market value of the Class A Common Stock declines below the exercise price set forth in any Award, the Committee may, at any time, adjust, reduce, cancel and regrant any unexercised Option or take any similar action it deems to be for the benefit of the Participant in light of the declining fair market value of the Class A Common Stock; provided, however, that none of the foregoing actions may be taken without prior approval of the Board and none of the foregoing actions may be taken with respect to a Non-Employee Director's Formula Award.

NO EMPLOYMENT RIGHT

Neither the existence of the Plan nor the grant of any Award shall require the Company or any Subsidiary to continue any Participant in the employ of the Company or such Subsidiary.

TERMINATION AND AMENDMENT OF THE PLAN

The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; PROVIDED, HOWEVER, that the Board may not without further approval of the holders of a majority of the shares of the Capital Stock voting as a single class as provided in the Company's Certificate of Incorporation present in person or by proxy at any special or annual meeting of the shareholders, increase the number of shares as to which Awards may be granted under the Plan (as adjusted in accordance with the provisions of Section 16 hereof), or increase the number of shares as to which Options may be granted under the Plan to any individual as provided in Section 9B hereof. Except as otherwise provided in Section 16 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

EXPIRATION OF THE PLAN

The Plan shall expire and terminate on the business day preceding the tenth anniversary of its adoption or at such earlier time as the Board may determine. Awards may be granted under the Plan at any time and from time to time prior to its expiration. Any Award outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Award shall have been exercised or shall have expired in accordance with its terms.

GOVERNING LAW

The Plan shall be governed by the laws of the State of New York.

                         KENNETH COLE PRODUCTIONS, INC.
                                 2004 BONUS PLAN


1.   PURPOSES.

          The purposes of the Kenneth Cole Productions, Inc. 2004 Bonus Plan (the "Plan") are to attract and retain highly-qualified executives by providing appropriate performance-based short-term incentive awards and to serve as a qualified performance-based compensation program under Section 162(m) of the Code, in order to preserve the Company's tax deduction for compensation paid under the Plan to Covered Employees.

2.   DEFINITIONS.

          The following terms, as used herein, shall have the following meanings:

     (a)  "Board" shall mean the Board of Directors of the Company.

     (b) "Bonus" shall mean any annual incentive bonus award granted pursuant to the Plan, the payment of which shall be contingent upon the attainment of Performance Goals with respect to a Plan Year.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (d)  "Committee" shall mean the Compensation Committee of the Board.

     (e) "Company" shall mean Kenneth Cole Productions, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

     (f) "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code (or any successor provision).

     (g) "Executive Officer" shall mean an officer of the Company who, as of the beginning of a Plan Year, is an "executive officer" within the meaning of Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended.

     (h) "Participant" shall mean the chief executive officer and any other Executive Officer selected by the Committee to participate in the Plan.

     (i) "Performance Goals" shall mean the criteria and objectives which must be met during the Plan Year as a condition of the Participant's receipt of payment with respect to a Bonus, as described in Section 3 hereof.

     (j) "Plan" shall mean the Kenneth Cole Productions, Inc. 1999 Bonus Plan, as amended from time to time.

     (k)  "Plan Year" shall mean the Company's fiscal year.

     (l) "Stock" shall mean the Class A common stock of the Company, par value $0.01 per share.

     (m) "Subsidiary" shall mean any subsidiary of the Company which is designated by the Board or the Committee to have an Executive Officer participate in the Plan.

3.   PERFORMANCE GOALS.

          Performance Goals for each Plan Year shall be established by the Committee not later than March 30 of such year. Such Performance Goals may be expressed in terms of one or more of the following: (i) Pretax Earnings; (ii) Earnings Per Share; (iii) Operating Income; (iv) Net Sales; (v) Licensing Revenue; and/or (vi) Net Revenue. To the extent applicable, any such Performance Goal shall be determined in accordance with the Company's audited financial statements and generally accepted accounting principles and reported upon by the Company's independent accountants. In any event, such Performance Goals shall be established so that a third party having knowledge of the relevant facts could determine whether such Performance Goals are met. Performance Goals may include a threshold level of performance below which no Bonus payment shall be made, levels of performance at which specified percentages of the target Bonus shall be paid, and a maximum level of performance above which no additional Bonus shall be paid. The Performance Goals established by the Committee may be (but need not be) different for each Plan Year and different Performance Goals may be applicable to different Participants.

4.   BONUSES.

     (a) IN GENERAL. For each Plan Year commencing with the Plan Year ending December 31, [2004], the Committee shall, no later than the time specified in paragraph 3 hereof, specify the Performance Goals applicable to such Plan Year and the amount of the target Bonus for each Participant with respect to such Plan Year. A Participant's target Bonus for each Plan Year shall be expressed as a dollar amount or as a percentage of such Participant's base salary for such Plan Year, provided that, if expressed as a percentage of a Participant's base salary, the amount of such base salary for purposes of the Plan may not be increased for such Plan Year after the date on which the target Bonus is so established. Payment of a Bonus for a particular Plan Year shall be made only if and to the extent the Performance Goals with respect to such Plan Year are attained and, unless otherwise provided by the Committee in its discretion in connection with terminations of employment, only if the Participant is employed by the Company or one of its Subsidiaries on the last day of such Plan Year. The actual amount of a Bonus payable under the Plan shall be determined as a percentage of the Participant's target Bonus, which percentage may vary depending upon the extent to which the Performance Goals have been attained and may be lesser than, greater than, or equal to 200%. The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant, in each case based upon such factors as the Committee may deem relevant, but shall not increase the amount payable to any Covered Employee for any Plan Year.

     (b) LIMITATION ON BONUSES. Notwithstanding anything to the contrary contained in this Plan, the maximum Bonus which may be earned by any Participant under the Plan in respect of any Plan Year (prior to giving effect to any election to defer receipt of all or any portion thereof) shall not exceed $2,500,000.

     (c) TIME OF PAYMENT. Unless otherwise determined by the Committee, or except as provided in Section 6(e) hereof, all payments in respect of Bonuses granted under this Section 4 shall be made no later than a reasonable period after the end of the Plan Year. In the case of Participants who are Covered Employees, unless otherwise determined by the Committee in connection with terminations of employment and except as provided in Section 6(e) hereof, such payments shall be made only after achievement of the Performance Goals has been certified by the Committee in writing.

     (d) FORM OF PAYMENT. Payment of a Participant's Bonus for any Plan Year shall be made in cash.

     (e) DEFERRAL ELECTIONS. The Company may give each Participant the right, in accordance with rules and regulations to be established by the Committee, to elect to defer the receipt of any or all of such Participant's Bonus under the Plan in respect of any Plan Year.

5.   ADMINISTRATION.

          The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Bonuses; to determine the persons to whom and the time or times at which Bonuses shall be granted; to determine the terms, conditions, restrictions and performance criteria relating to any Bonus; to make adjustments in the Performance Goals in response to changes in applicable laws, regulations, or accounting principles to the extent not inconsistent with
Section 162(m) of the Code and the regulations thereunder; to the extent provided in Section 4(a) hereof, to reduce the compensation payable upon attainment of Performance Goals; to construe and interpret the Plan and any Bonus; to prescribe, amend and rescind rules and regulations relating to the Plan, including but not limited to rules and regulations referred to in Sections 4(d) and 4(e) hereof; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

          The Committee shall consist of two or more persons each of whom is an "outside director" within the meaning of Section 162(m) of the Code. The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by unanimous written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

          No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Bonus granted hereunder.

6.   GENERAL PROVISIONS.

     (a) COMPLIANCE WITH LEGAL REQUIREMENTS. The Plan and the granting of Bonuses, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

     (b) NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or in any Bonus granted shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

     (c) WITHHOLDING TAXES. The Company or Subsidiary employing any Participant shall deduct from all payments and distributions under the Plan any taxes required to be withheld by federal, state or local governments.

     (d) AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Additionally, the Committee may make such amendments as it deems necessary to comply with other applicable laws, rules and regulations. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Bonus theretofore granted under the Plan.

     (e) PARTICIPANT RIGHTS. No Participant shall have any claim to be granted any Bonus under the Plan, and there is no obligation for uniformity of treatment among Participants.

     (f) UNFUNDED STATUS OF BONUSES. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments which at any time are not yet made to a Participant pursuant to a Bonus, nothing contained in the Plan or any Bonus shall give any such Participant any rights that are greater than those of a general creditor of the Company.

     (g) GOVERNING LAW. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

     (h) EFFECTIVE DATE. The Plan shall first be effective with respect to the 2004 Plan Year, but only if the Plan shall have been approved at the 2004 annual meeting by the requisite vote approval of the shareholders of the Company.

     (i)  INTERPRETATION. The Plan is designed and intended to comply with
Section 162(m) of the Code, to the extent applicable, and all provisions hereof shall be construed in a manner to so comply.

     (j) TERM. No Bonus may be granted under the Plan with respect to any Plan Year after the Plan Year ending December 31, 2008. Bonuses made with respect to the Plan Year ending December 31, 2008 or prior years, however, may extend beyond the Plan Year ending December 31, 2008 and the provisions of the Plan shall continue to apply thereto.




























                                                       DETACH PROXY CARD HERE

------------------------------------------------------------------------------------------------------------------------------------

        MARK, SIGN, DATE AND RETURN
        THE PROXY CARD PROMPTLY                   [X]
        USING THE ENCLOSED ENVELOPE.    VOTES MUST BE INDICATED
                                       (X) IN BLACK OR BLUE INK.


1.   Election of Directors                                                                                     FOR  AGAINST  ABSTAIN

  FOR all   [ ]   WITHHOLD AUTHORITY   [ ]   *EXCEPTIONS [ ]     4.   To ratify the selection by the Board of  [ ]    [ ]      [ ]
  nominees        to vote for all                                     Directors of Ernst & Young LLP as
listed below      nominees listed below                               independent public accountants for the
                                                                      Company for the fiscal year ending
NOMINEES: Paul Blum, Kenneth D. Cole, Robert C. Grayson,              December 31, 2004.
          Denis F. Kelly, Stanley A. Mayer, Philip B. Miller

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL                 To change your address, please mark this box.  [ ]
NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S
NAME IN THE SPACE  PROVIDED BELOW).                                             To include any comments, please mark this box. [ ]

*Exceptions ____________________________________________________


                                                    FOR  AGAINST  ABSTAIN

2.   TO APPROVE THE KENNETH COLE PRODUCTIONS, INC.  [ ]    [ ]      [ ]
     2004 STOCK INCENTIVE PLAN.

3.   TO APPROVE THE KENNETH COLE PRODUCTIONS, INC.  [ ]    [ ]      [ ]
     2004 BONUS PLAN.
                                                                                --------------------------------------------------

                                                                                  SCAN LINE

                                                                                --------------------------------------------------

                                                                                Please sign exactly as the name appears hereon.
                                                                                When shares are held by joint tenants, both should
                                                                                sign. When signing at attorney, executor,
                                                                                administrator, trustee or guardian, please give
                                                                                full title as such. If a corporation please sign
                                                                                in full corporate name by President or other
                                                                                authorized officer and affix corporate seal. If a
                                                                                partnership, please sign in partnership name by
                                                                                general partner.


                                                          ____________________________________________    __________________________
                                                             Date           Share Owner sign here            Co-Owner sign here

--------------------------------------------------------------------------------

                         KENNETH COLE PRODUCTIONS, INC.
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 27, 2004
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby authorizes Kenneth D. Cole and Stanley A. Mayer, and each of them individually, with power of substitution, to vote and otherwise represent all of the shares of Class A Common Stock of Kenneth Cole Productions, Inc., (the "Company"), held of record by the undersigned, at the Annual Meeting of Shareholders of the Company to be held at the Company's administrative offices, 2 Emerson Lane, Secaucus, N.J. 07094, on Thursday, May 27, 2004 at 10:00 a.m. local time, and any adjournment(s) thereof, as indicated on the reverse side hereof.

        The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated in each case, April 22, 2004. All other proxies heretofore given by the undersigned to vote shares of the Company's Class A Common Stock are expressly revoked.

        The shares represented by this proxy will be voted as described on the reverse hereof by the Shareholder. If not otherwise directed, this proxy will be voted FOR the election as directors of all nominees nominated in Item 1, and FOR proposals 2, 3 and 4.


                                 KENNETH COLE PRODUCTIONS, INC.
                                 P.O. BOX 11397
                                 NEW YORK, N.Y. 10203-0397



(Continued and to be dated and signed on the reverse side.)